                               STOCK PURCHASE WARRANT


                          WARRANT TO PURCHASE ____ SHARES
                                          of
                            6% CONVERTIBLE PREFERRED STOCK

No. PW-1           EXPIRES AT 5:00 P.M., PACIFIC TIME, ON SEPTEMBER 30, 2002

                                   INTERLEAF, INC.

         This certifies that __________, the registered holder hereof or assigns (the "Warrantholder") is entitled to purchase from Interleaf, Inc., a Massachusetts corporation (the "Company"), at any time before the expiration time and date shown above (the "Expiration Time") at the purchase price per share of $1,000 (the "Warrant Price"), the number of shares shown above of the 6% Convertible Preferred Stock ("6% Preferred Stock") of the Company.
The number and class of shares purchasable upon exercise of this Warrant and the Warrant Price per share shall be subject to adjustment from time to time as set forth below.

         Section 1.  Transferability and Form of Warrant.

         1.1 Registration. This Warrant shall be numbered and shall be registered on the books of the Company.

         1.2 Transfer. This Warrant shall be transferable on the books of the Company only upon delivery thereof duly endorsed by the Warrantholder or duly authorized attorney or representative, accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver a new Warrant to the person entitled thereto. This Warrant may be divided or combined, upon request to the Company by the Warrantholder, into a certificate or certificates representing the right to purchase the same aggregate number of shares. Unless the context indicates otherwise, the term "Warrantholder" shall include any transferee or transferees of a Warrant and the term "Warrant" shall include any and all warrants issued upon division, exchange, substitution or transfer of this Warrant. Notwithstanding the foregoing, the Warrantholder shall not transfer the Warrant or the securities underlying the Warrants in a private transaction without advance permission from the Company, except for transfers to partners or immediate family members.

         1.3 Form of Warrant. The Warrant shall be executed on behalf of the Company by its President, Vice President or other authorized officer, and shall be dated as of the date of signature thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer. A Warrant bearing the signature of an individual who was at any time the proper officer of the Company shall bind the Company, notwithstanding that such individual shall have ceased to hold such office prior to the delivery of such Warrant. The form of election to exercise this Warrant and the form of assignment of this Warrant shall be substantially as attached hereto.

         Section 2.  Payment of Taxes.

         The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of shares to the Warrantholder; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any secondary transfer of the Warrant or the shares.

         Section 3.  Mutilated or Missing Warrants.

         In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the lost, stolen or destroyed Warrant, a new Warrant of like tenor, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant. The applicant shall also comply with such other reasonable regulations and pay such other reasonable administrative charges as the Company may prescribe.

         Section 4.  Reservation of Shares.

         There has been reserved, and the Company shall at all times keep reserved so long as this Warrant remains outstanding, out of its authorized shares of capital stock, such number and class of shares as shall be subject to purchase under this Warrant. Such reserved shares shall be used solely for issuances upon exercise of this Warrant. Shares of any class issued upon exercise of this Warrant shall have all the rights and privileges of other shares of the same class, whenever issued, subject to the adjustment provisions set forth below.

         Section 5.  Exercise of Warrant.

         5.1 Exercise by Cash Payment. The Holder of this Warrant shall have the right at any time and from time to time to exercise this Warrant in full or in part by surrender of this Warrant to the Company accompanied by payment to the Company in cash or by certified or cashier's check or by wire transfer of funds of the aggregate Warrant Price for the number of shares in respect of which this Warrant is then exercised.

         5.2 Cashless Exercise. This Warrant may be exercised in full or in part by surrender of this Warrant to the Company accompanied by written notice substantially in the form attached hereto of the holder's election to effect cashless exercise ("Cashless Exercise"). Upon Cashless Exercise, the holder shall be entitled to receive, in respect of each share for which this Warrant is then exercised, that number of shares of 6% Preferred Stock (or such other class of shares as may then be issuable upon exercise hereof) which, valued at Current Value, have a value equal to the Current Value of each share as to which this Warrant is then being exercised less the Warrant Price payable for such share. Current Value of a share as to which this Warrant is being exercised shall be the total Current Market Value of the number of shares of Common Stock of the Company issuable upon conversion of such share at the Conversion Price in effect on the date of such Cashless Exercise. Current Market Value of the Common Stock shall be as defined in
Section 7.

         5.3 Delivery of Certificates. Upon exercise of this Warrant the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Warrantholder and in such name or names as the Warrantholder may designate, a certificate or certificates for the number of full shares issuable upon such exercise together with cash, as provided in
Section 7 hereof, in respect of any fractional shares. The Company shall effect such issuance immediately and shall transmit the certificates by messenger or overnight delivery service to reach the address designated by the Warrantholder within two business days after receipt of the Warrant Price or, in the case of a cashless exercise, after receipt of the Warrant. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares as of the date of surrender of the Warrant and payment of the Warrant Price, as aforesaid, notwithstanding that the certificates representing such shares shall not actually have been delivered or that the stock transfer books of the Company shall then be closed. In the event of partial exercise a new Warrant evidencing the remaining portion of this Warrant will be issued by the Company.

         5.4 Simultaneous Conversion. Subject to the applicable conversion restrictions and other terms of the 6% Preferred Stock, the Warrantholder may elect to convert the convertible securities issuable upon exercise of this Warrant simultaneously with the exercise of this Warrant and may give written notice of such election substantially in the form attached hereto. Upon such election the Company need not issue certificates representing the convertible securities issuable upon exercise of this Warrant, but shall issue and deliver as provided in the foregoing Section certificates representing the securities to which the holder is entitled upon such conversion.

         Section 6.  Adjustment of Warrant Price and Number of Shares.

         6.1 Adjustments. The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

         (a) If the shares purchasable upon exercise of the Warrants are subdivided, combined or reclassified, or if other shares of the kind so purchasable are issued in respect thereof as a dividend thereon (excluding dividends required by the charter provisions governing such shares), the number and class of shares purchasable upon exercise of the Warrants immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of shares or other securities of the Company which it would have owned or would have been entitled to receive after the happening of any of the events described above, had the Warrants been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.


         (b) If the shares purchasable upon exercise of the Warrants become entitled to receive a distribution of evidences of indebtedness or assets (excluding dividends required by the charter provisions governing such shares) or rights, options, warrants or convertible securities containing the right to subscribe for or purchase securities or assets of the Company, then, in each case, the number of shares thereafter purchasable upon the exercise of the Warrants shall be determined by multiplying the number of shares theretofore purchasable upon exercise of the Warrants by a fraction, of which the numerator shall be the then Current Value on the date of such distribution, and of which the denominator shall be such Current Value on such date minus the then fair value of the portion of the assets or evidence of indebtedness so distributed or of such subscription rights, options or warrants applicable to one share. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution. Current Value shall have the meaning set forth in Section 5.2.

         (c) No adjustment in the number of shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of shares then purchasable upon the exercise of a Warrant; provided, however, that any adjustments which by reason of this paragraph (c) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

         (d) Whenever the number or class of shares purchasable upon the exercise of a Warrant is adjusted as herein provided, a corresponding adjustment in the Warrant Price shall be made so that the aggregate Warrant Price payable upon full exercise of this Warrant shall remain the same. If such adjustment results in more than one class of security being purchasable upon exercise of this Warrant, the adjusted Warrant Price shall be allocated to such securities on the basis of their respective fair market values.

         (e) Whenever the number or class of shares purchasable upon the exercise of a Warrant or the Warrant Price is adjusted as herein provided, the Company shall cause to be promptly mailed to the

    Warrantholder by first class mail, postage prepaid, notice of such adjustment or adjustments setting forth the number and class of shares purchasable upon the exercise of a Warrant and the Warrant Price after such adjustment, together with a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made. If any holder disputes the computation of such adjustment the Corporation shall cause independent public accountants selected by the Corporation to verify and, if necessary, correct such computation.

         (f) The term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the issue date of this Warrant or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock, and the term "6% Preferred Stock" shall mean (x) the class or series of stock which is initially purchasable upon exercise hereof, or (y) any other class or series of stock resulting from successive reclassifications or changes of such 6% Preferred Stock. In the event that at any time, as a result of an adjustment made pursuant to this Section, the Warrantholder shall become entitled to purchase any securities of the Company other than shares of 6% Preferred Stock, thereafter the number of such other securities so purchasable upon exercise of the Warrant and the Warrant Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in this Section.

         6.2 No Adjustment for Dividends. Except as provided in Subsection 6.1, no adjustment in respect of any dividends shall be made during the term of the Warrant or upon the exercise of the Warrant.

         6.3 Preservation of Purchase Rights upon Reclassification, Consolidation, etc. In case of any reclassification of the securities of the Company or any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall provide by agreement that the Warrantholder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase upon exercise of the Warrant the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the happening of such reclassification, consolidation, merger, sale or conveyance had the Warrant been exercised immediately prior to such action. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The provisions of this subsection shall similarly apply to successive reclassifications, consolidations, mergers, sales or conveyances.

         6.4 Statement on Warrant Certificates. Irrespective of any adjustments in the Warrant Price or the number of securities purchasable upon the exercise of the Warrant, the Warrant certificate or certificates theretofore or thereafter issued may continue to express the same price and number of securities as are stated in the similar Warrant certificates initially issued.

         Section 7.  Fractional Interests; Current Market Price; Closing Bid
Price.

         The Company shall not be required to issue fractional shares on the exercise of the Warrant. If any fraction of a share would, except for the provisions of this Section, be issuable on the exercise of the Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the then Current Value (as defined in Section 5.2) multiplied by such fraction. The term "Current Market Price" of the Common Stock shall mean (i) if the Common Stock is traded in the over-the-counter market or on the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ"), the average per share closing bid prices of the Common Stock on the 20 consecutive trading days immediately preceding the date in question, as reported by NASDAQ or an equivalent generally accepted reporting service, or (ii) if the Common Stock is traded on a national securities exchange, the average for the 20 consecutive trading days immediately preceding the date in question of the daily per share closing bid prices of the Common Stock on the principal stock exchange on which it is listed, or (iii) if the Common Stock is not so listed or traded, the fair market value of the Common Stock as determined in good faith by the board of directors of the Company. The term "closing bid price" shall mean the last bid price on the day in question as reported by NASDAQ or an equivalent generally accepted reporting service or (as the case may be) as reported by the principal stock exchange on which the Common Stock is listed, or if not so reported, as reasonably determined in good faith by the Board of Directors of the Company.

         Section 8.  No Rights as Shareholder; Notices to Warrantholder.

         Nothing contained herein shall be construed as conferring upon the Warrantholder any rights whatsoever as a shareholder of the Company, including the right to vote, to receive dividends, to consent or to receive notices as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or any other matter. If, however, at any time prior to the expiration of the Warrant and prior to its exercise, any of the following events shall occur:

         (a)  any action which would require an adjustment pursuant to Sections
    6.1 or 6.3; or

         (b) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of its property, assets and business, as an entirety) shall be proposed;

then in any one or more of said events, the Company shall give notice in writing of such event to the Warrantholder at least 10 business days prior to the date fixed as a record date or the date of closing the transfer books or other applicable date with respect thereto. Such notice shall specify such record date or the date of closing the transfer books, as the case may be.

         Any notice to the Warrantholder shall be given at the address of the Warrantholder appearing on the books of the Company, and if the Warrantholder has specified a telecopier address, by facsimile transmission to such address.

         Section 9.  Registration and Indemnification.

         The holder of this Warrant and the holder of shares of 6% Preferred Stock issued upon exercise of this Warrant shall have the same rights and obligations with respect to registration under the Securities Act of 1933, and with respect to indemnification in connection with any such registration, as if such holder were one of the Investors under the Preferred Stock Investment Agreements entered into between the Company and the original purchasers of the 6% Preferred Stock of the Company, excluding, however, the provisions of the first sentence of Section 1.4(b)(iv) of said Agreements. Such rights and obligations shall continue until one year after the expiration or earlier exercise of this Warrant.

         Section 10.  Expiration of Warrant.

         10.1 If not theretofore exercised, this Warrant shall terminate at 5:00 p.m. Pacific time on the date shown in the caption hereof.

         Section 11.  Successors.

         All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrantholder shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 12.  Merger or Consolidation of the Company.

         The Company will not merge or consolidate with or into any other corporation or sell all or substantially all of its property to another corporation, unless the provisions of Section 6.3 are complied with.

         Section 13.  Applicable Law.

         This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State.

         Section 14.  Special Limitations.

         The holder agrees that until September 30, 1998 it will not exercise any Warrants without the Company's approval in any month during which, or following a month in which, the trading price of the Common Stock is at any time below $3.00 per share. Further, the holder agrees that it will consult with the Company prior to exercising any Warrants, but the Company's approval is not required except as expressly provided herein.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer of the Company.

                                         Interleaf, Inc.



                                         By:
                                            ------------------------------

                                    PURCHASE FORM


         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant in respect of ______________ of the shares provided for therein, and requests that certificates be issued in the name of:

_________________________________________________________________
(Please Print Name, Address and Taxpayer Identification Number)

_________________________________________________________________

and, if said number of shares shall not be all the shares purchasable hereunder, that a new Warrant certificate for the balance of the shares purchasable under the within Warrant be registered in the name of the undersigned Warrantholder or his Assignee as below indicated and delivered to the address stated below.

         The undersigned:

/ / elects to pay the full Warrant Price in cash or by certified or cashier's check or wire funds transfer

/ / elects "cashless exercise" pursuant to Section 5.2 of the Warrant

    "Current Value" for purposes of Cashless Exercise is:       $__________

    Number of shares issuable on Cashless Exercise is:          ___________
    shares

/ / elects simultaneous conversion pursuant to Section 5.4 of the Warrant

Dated:  ________________               _____________________________
                                       Signature of Warrantholder

The above signature must correspond with the name appearing upon the face of this Warrant in every particular, without alteration or enlargement or any change whatever.


Name of Assignee, if any:         ____________________________
                                  (Please Print)

         ______________________________________________________
              (Please print Name, Address and Taxpayer
               Identification Number)

         _______________________________________________________


Signature Guaranteed:   Signature guarantee is required if certificates are to
                        be registered in the name of any person other than the name written upon the face of the Warrant. Signature must be guaranteed by a commercial bank or trust company or a member firm of the New York Stock Exchange.

                                      ASSIGNMENT

                    (To be signed only upon assignment of Warrant)

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_________________________________________________________________
(Name and Address of Assignee Must Be Printed or Typewritten)

_________________________________________________________________
             (Relationship to Registered Holder)

_________________________________________________________________
      (Taxpayer Identification Number of Assignee)

the within Warrant, hereby irrevocably constituting and appointing ____________________ Attorney to transfer said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:  ________________, 19__    ______________________________
                                  Signature of Registered Holder

Signature Guaranteed:   The above signature must correspond with the name
                        appearing upon the face of this Warrant in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a commercial bank or trust company or a member firm of the New York
                        Stock Exchange.